Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of Common Units Representing Limited Partner Interests

in

OCI PARTNERS LP

at

$11.00 NET PER COMMON UNIT

Pursuant to the Offer to Purchase

by

OCIP Holding II LLC

a wholly owned subsidiary of

OCI N.V.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 2, 2018, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing common units (the “Units”) representing limited partner interests in OCI Partners LP, a Delaware limited partnership (“OCIP”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by telegram, facsimile transmission or mail to the Depositary. See Section II.3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

If delivering by Courier:	If delivering by U.S. Mail:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o	c/o
Voluntary Corporate Actions	Voluntary Corporate Actions
250 Royall Street, Suite V	P.O. Box 43011
Canton, MA 02021	Providence, RI 02940-3011

If by electronic mail transmission:

For Eligible Institutions Only: canoticeofguarantee@computershare.com

This email address is only for the notice of guarantee delivery. Do not send password protected documents to this email address.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to OCIP Holding II LLC (“Holding II”), a Delaware limited liability company and a wholly owned subsidiary of OCI N.V., a Dutch public limited company, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 4, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of common units (the “Units”) representing limited partner interests in OCI Partners LP, a Delaware limited partnership (“OCIP”), specified below, pursuant to the guaranteed delivery procedure set forth in Section II.3 of the Offer to Purchase.

Number of Units and Certificate No(s) (if available)

☐	Check here if Common Units will be tendered by book entry transfer.

DTC Account Number:

Dated:                     , 2018

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Zip Code)

Area Code and Tel. No

(Daytime Telephone Number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section II.3 of the Offer to Purchase), hereby (i) represents that the tender of Units effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Units tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Units into the Depositary’s account at DTC (pursuant to the procedures set forth in Section II.3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section II.2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two NYSE trading days after the date hereof.

Name of Firm:

(Authorized Signature)
Address:	Name:

(Please Type or Print)

Title:
(Zip Code)

Area Code and Tel. No.:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR COMMON UNITS WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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